Vivid Technologies, Inc.
            Amended and Restated Demand Line of Credit

$5,000,000                              Boston, Massachusetts
                                        May 30, 1998

     Vivid Technologies, Inc., a Delaware corporation with its principal place of business at 10E Commerce Way, Woburn, Massachusetts (the "Borrower"), for value received, hereby promises to pay to BankBoston, N.A., a national banking association with its head office at 100 Federal Street, Boston, Massachusetts (the "Bank"), or order, on or before February 28, 1999, the principal amount of Five Million and 00/100 dollars ($5,000,000.00) or such lesser amount as may at the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Demand Line of Credit Loans made by the Bank to the Borrower hereof at the rate or rates specified in the Agreement, payable monthly in arrears on the last day of each month, commencing on the first such date next succeeding the date hereof (except that interest on any LIBOR Portion shall also be payable on the last day of the LIBOR Period applicable to such LIBOR Portion), and at maturity (whether by acceleration or otherwise); provided that, if the Borrower shall fail to make any payment of principal of or interest on this Note, when due, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or by declaration, acceleration or otherwise, the Borrower shall pay to the holder of this Note on demand by such holder, interest on such unpaid principal and (to the extent permitted by law) on such unpaid interest from the date due until paid in full at a rate per annum equal to two percent (2%) above the rate otherwise applicable hereunder; provided, further that in no event shall the amount contracted for and agree to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

     This Note evidences a loan or loans under, and is subject to the provisions of, a certain Demand Line of Credit Loan and Security Agreement dated as of May 30, 1997 (as amended and/or extended from time to time, the "Agreement") by and among the Borrower and the bank (including the original payee of this Note) named therein. This Note amends, restates, and supersedes, but is not intended to an shall not extinguish or cancel the indebtedness (including but not limited to accrued but unpaid interest through the date of this Note) evidenced by that certain Demand Line of Credit Note of the Company in favor of the Bank, dated May 30, 1997, in the original principal amount of $5,000,000.00. The holder of this Note is entitled to the benefits of the Agreement from time to time referred to therein. Neither this reference to such Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings ascribed to them in the Agreement.

     This Note is subject to prepayment in whole or in part, in certain circumstances with a premium and in other circumstances without a premium, and to acceleration on default at the times and in the manner specified in the Agreement. The maker and all endorsers of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     This Note is governed by the laws of the Commonwealth of Massachusetts and is executed as a sealed instrument as of the date first above written.

                                   VIVID TECHNOLOGIES, INC.

                                   By:  /s/ William J. Frain

                                   Title:  Chief Financial Officer
                          First Amendment
                                To
                       Demand Line of Credit
                    Loan and Security Agreement

This FIRST AMENDMENT TO DEMAND LINE OF CREDIT LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of May 30, 1998 is by and among VIVID TECHNOLOGIES, INC., a Delaware corporation duly qualified in Massachusetts and with a principal place of business at 10E Commerce Way, Woburn, Massachusetts 01801 (the "Borrower") and BANKBOSTON, N.A., a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Borrower and the Bank are parties to that certain
Demand Line of Credit Loan and Security Agreement dated as of May
30, 1997 (as herein amended, the "Agreement"); and

WHEREAS, the Borrower and the Bank have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Agreement as set forth herein;

NOW THEREFORE, in consideration of mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Bank hereby agree to amend the Agreement as follows:

     1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     2. Amendment to Article 4 of the Agreement. Sections 4.01, 4.02, 4.03, 4.04, 4.05, and 4.06 are deleted in their entirety and the following substituted in place thereof:

          "4.01  The obligations herein are unsecured."

     3. Amendment to Article 6 of the Agreement. Sections 6.01(B)(1) and (3) are hereby amended by replacing all references to "monthly" with "quarterly" and all references to "controller" with "chief financial officer."

     Section 6.01(B)(5) is hereby deleted in its entirety.

     Section 6.01(U) is hereby amended to include "(3) A ratio of Operating Cash Flow to Total Debt Service, tested at the end of the fiscal year, of not less than 1.5 to 1.0."

Operating Cash Flow: For any period, the amount equal to (i) the sum of (A) the earnings (or loss) from the operations of the Borrower for such period, after payment or provisions for all expenses and other proper charges, but before payment or provision for any income taxes or interest expense, plus (B) depreciation and amortization for such period, minus (ii) cash payments for all taxes paid during such period, minus (iii) capital expenditures, excluding capital expenditures financed by the Bank, made during such period.

Total Debt Service: For any period, the aggregate liability of the Borrower for interest on indebtedness, whether expensed or capitalized including payments consisting of interest and principal payments in respect of Indebtedness and for commitment fees, financing fees, and other fees and expenses in connection with the borrowing of money or obtaining of credit, determined in accordance with GAAP.

     4. Amendment to Article 8 of the Agreement. Sections 8.02, 8.03, 8.04 and 8.06 are deleted in their entirety.

     5. This Amendment shall become effective upon the satisfaction of each of the following conditions:

     (a) This Amendment shall have been executed and delivered by the respective parties hereto;
     (b) The Borrower shall have executed and delivered to the Bank the Amended and Restated Demand Line of Credit Note reflecting the new maturity date;

     (c) The Borrower shall have delivered to the Bank certified copies of corporate resolutions satisfactory to the Bank authorizing this Amendment, the Amended and Restated Note, and all related documents;

     (d) The Borrower shall have delivered to the Bank copies, certified by a duly authorized officer of the Borrower to be true and complete on the date hereof, of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date; and

     (e) The Borrower shall have delivered to the Bank an incumbency certificate, dated as of the date hereof, singed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized:
(i) to sign, in the name and on behalf of such Borrower each of the documents to which such Borrower is or is to become a party; and
(ii) to give notices and to take other action on its behalf under the documents to which it is a party.

     6. Except as expressly amended hereby, the Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Agreement, shall hereafter be read and construed together as a single document, and all references in the Agreement or any related agreement or instrument to the Agreement shall hereafter refer to the Agreement as amended by this Agreement.

     7.   THIS AMENDEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND
SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH
LAWS.

     8. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be held by the Bank.

     IN WITNESS WHEREOF, the parties have executed this Amendment under seal this 30th day of May, 1998.

                                   VIVID TECHNOLOGIES, INC.

/s/ William J. Frain               By: /s/ Stephen A. Reber
Witness                                Stephen A. Reber
                                       President


                                   BANKBOSTON, N.A.

                                   By: /s/ Randall L. Kutch
                                       Randall L. Kutch
                                       Director